EXHIBIT 99.1

PRESS RELEASE

CIRCOR International Reports Second-Quarter 2012 Financial Results

Strong EPS of $0.64, Up 49% YOY
Revenues Grow 15% YOY
Energy Business Outperforms with Solid Revenue, Margin Expansion and Order Growth

Burlington, MA - August 2, 2012 - CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the energy, aerospace and industrial markets, today announced financial results for the second quarter ended July 1, 2012.

“We performed well in the second quarter and were especially pleased with the operational improvements and margin expansion achieved by our teams in our Energy and Flow Technologies segments,” said Chairman and Chief Executive Officer Bill Higgins. “Our strong second-quarter earnings growth was driven by Energy segment operating margins as both our North American short-cycle and international project businesses exhibited strong operational performance. Overall bookings were up year over year as a result of a significant increase in Energy orders led by a second straight quarter of strong international projects bookings, which bodes well for 2013.”

Consolidated Results
Revenues for the second quarter of 2012 were $219.9 million, a 15% increase from $191.9 million in the second quarter of 2011. Net income for the second quarter of 2012 was $11.1 million, or $0.64 per diluted share, compared with net income of $7.5 million, or $0.43 per diluted share, for the second quarter of 2011.

Consolidated adjusted operating earnings were $18.5 million for the second quarter of 2012 compared with $12.4 million in the second quarter of 2011, an increase of 49%.

The Company received orders totaling $227.3 million during the second quarter of 2012, an increase of 6% compared with the second quarter of 2011. The increase was driven primarily by the Energy segment and was partially offset by weakness in Flow Technologies' LED equipment and Aerospace's landing gear aftermarket. Backlog as of July 1, 2012 was $422.3 million, down 4% from backlog of $442.0 million at July 3, 2011, primarily due to foreign currency changes.

During the second quarter of 2012, the Company generated $5.1 million of free cash flow (defined as net cash from operating activities less capital expenditures). This compares with $77.2 million of free cash flow used in the second quarter of 2011, which included the payment of $76.6 million in April 2011 to fund the Leslie Controls Bankruptcy Trust.

Energy
Energy segment revenues increased 38% to $113.5 million for the second quarter of 2012 from $82.0 million for the second quarter of 2011 due to organic growth across most markets of 46%, partially offset by a negative foreign currency impact of 8%.

Incoming orders for the second quarter of 2012 were $128.2 million, an increase of 24% year-over-year due to strength in almost all markets led by international project orders. Ending backlog totaled $197.4 million, a decrease of 13% year-over-year primarily the result of shipments of large pipeline projects booked in 2010 and the impact of unfavorable foreign currency fluctuations related to the large international project business.

For the second quarter of 2012, the Energy segment adjusted operating margin of 11.1% was up from 5.3% in the second quarter of 2011, primarily due to the significant volume increase and the associated leverage as well as improved pricing in large international projects, partially offset by increased expenses in Brazil as the Company invests in this new geographic region.

Aerospace
Aerospace segment revenues of $35.9 million for the second quarter of 2012 were in-line with the second quarter of 2011. The Aerospace segment revenues grew 4% organically, which was offset by a negative foreign currency impact of 4%.

Incoming orders for the second quarter of 2012 were $28.5 million, a decrease of 15% year-over-year primarily due to weak landing gear aftermarket orders. Ending backlog totaled $150.6 million, an increase of 13% year-over-year due to both military and commercial markets.

The Aerospace segment's adjusted operating margin was 8.8% for the second quarter of 2012, down from 11.2% in the second quarter of 2011. Adjusted operating margin decreased primarily due to increased expenses for product development and manufacturing capabilities, which were partially offset by higher volumes and favorable product mix.

Flow Technologies
Flow Technologies segment revenues decreased 5% to $70.4 million for the second quarter of 2012 from $73.9 million in the second quarter of 2011. Second-quarter 2012 Flow Technologies segment revenues reflected an organic decline of 2% due to lower LED equipment shipments and a negative foreign currency impact of 3%.

Incoming orders for the Flow Technologies segment were $70.6 million for the second quarter of 2012, a decrease of 8% year-over-year, driven by the soft LED equipment market offsetting an average 3% growth across the other markets. Ending backlog totaled $74.3 million, a decrease of 11% year-over-year driven by lower LED equipment and navy orders.

The segment's adjusted operating margin for the second quarter of 2012 was 12.8%, an increase from 12.4% in the second quarter of 2011.

Financial Outlook
CIRCOR currently expects revenues for the third quarter of 2012 in the range of $200 million to $210 million. Earnings are expected to be in the range of $0.48 to $0.60 per diluted share. CIRCOR's guidance for earnings per share assumes a 28% tax rate and that exchange rates remain at present levels. These Q3 revenue estimates are slightly lower on a sequential basis due to the timing of Energy projects and the seasonality in Aerospace and other Europe-based businesses due to summer holiday shutdowns.
“Looking ahead, we continue to be excited about our prospects for growth and profitability,” said Higgins. “We are in great markets, we are well positioned to grow revenue both organically and through acquisitions, and we have an aggressive plan to increase margins and enhance shareholder value.”
Conference Call Information
CIRCOR International will hold a conference call to review its financial results today, August 2, 2012, at

10:00 a.m. ET. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investors” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived for one year on the Company's website.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including third-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
About CIRCOR International, Inc.
CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the energy, aerospace and industrial markets. With more than 7,500 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR's culture, built on the CIRCOR Business System, is defined by the Company's commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company's strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company's investor relations web site at http://investors.circor.com.

Contact:
Frederic M. Burditt
Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data) UNAUDITED

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Net revenues	$219,862	$191,908	$434,142	$395,278
Cost of revenues	156,046	137,302	311,714	284,444
GROSS PROFIT	63,816	54,606	122,428	110,834
Selling, general and administrative expenses	45,337	42,180	90,249	84,635
Leslie asbestos and bankruptcy (recoveries) charges, net	—	(124)	—	877
OPERATING INCOME	18,479	12,550	32,179	25,322
Other (income) expense:
Interest income	(78)	(54)	(161)	(97)
Interest expense	1,095	1,286	2,259	2,102
Other, net	184	560	322	1,476
TOTAL OTHER EXPENSE	1,201	1,792	2,420	3,481
INCOME BEFORE INCOME TAXES	17,278	10,758	29,759	21,841
Provision for income taxes	6,142	3,261	10,038	6,439
NET INCOME	$11,136	$7,497	$19,721	$15,402
Earnings per common share:
Basic	$0.64	$0.43	$1.14	$0.90
Diluted	$0.64	$0.43	$1.13	$0.88
Weighted average number of common shares outstanding:
Basic	17,422	17,251	17,369	17,206
Diluted	17,451	17,434	17,421	17,406

CIRCOR INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (UNAUDITED)

	Six Months Ended
	July 1, 2012	July 3, 2011
OPERATING ACTIVITIES
Net income	$19,721	$15,402
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	7,833	7,496
Amortization	1,887	2,196
Payment for Leslie bankruptcy settlement	(1,000)	(76,625)
Compensation expense of share-based plans	2,317	1,960
Tax effect of share-based compensation	499	(637)
Loss (gain) on disposal of property, plant and equipment	133	(39)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(6,312)	(5,790)
Inventories	(5,340)	(34,236)
Prepaid expenses and other assets	(1,408)	(5,836)
Accounts payable, accrued expenses and other liabilities	(9,559)	26,853
Net cash provided by (used in) operating activities	8,771	(69,256)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(10,783)	(7,463)
Proceeds from the sale of property, plant and equipment	31	50
Purchase of investments	—	(2)
Business acquisitions, net of cash acquired	—	(20,221)
Net cash used in investing activities	(10,752)	(27,636)
FINANCING ACTIVITIES
Proceeds from long-term debt	108,943	201,087
Payments of long-term debt	(117,944)	(101,994)
Debt issuance costs	—	(2,001)
Dividends paid	(1,331)	(1,325)
Proceeds from the exercise of stock options	94	476
Tax effect of share-based compensation	(499)	637
Net cash (used in) provided by financing activities	(10,737)	96,880
Effect of exchange rate changes on cash and cash equivalents	(723)	2,562
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,441)	2,550
Cash and cash equivalents at beginning of period	54,855	45,752
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,414	$48,302

CIRCOR INTERNATIONAL, INC. CONSOLIDATED BALANCE SHEETS (in thousands, except share data) UNAUDITED

	July 1, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,414	$54,855
Short-term investments	98	99
Trade accounts receivable, less allowance for doubtful accounts of $1,231 and $1,127, respectively	160,012	156,075
Inventories	206,247	203,777
Prepaid expenses and other current assets	15,498	12,376
Deferred income tax asset	15,623	16,320
Assets held for sale	542	542
Total Current Assets	439,434	444,044
PROPERTY, PLANT AND EQUIPMENT, NET	105,252	104,434
OTHER ASSETS:
Goodwill	76,285	77,829
Intangibles, net	55,974	58,442
Deferred income tax asset	25,381	27,949
Other assets	10,051	9,825
TOTAL ASSETS	$712,377	$722,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$93,625	$92,493
Accrued expenses and other current liabilities	55,269	63,386
Accrued compensation and benefits	22,154	24,328
Asbestos liability	—	1,000
Income taxes payable	3,018	5,553
Notes payable and current portion of long-term debt	6,366	8,796
Total Current Liabilities	180,432	195,556
LONG-TERM DEBT, NET OF CURRENT PORTION	89,522	96,327
DEFERRED INCOME TAXES	10,618	11,284
OTHER NON-CURRENT LIABILITIES	33,848	35,271
CONTINGENCIES AND COMMITMENTS (See Note 10)
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 17,405,140 and 17,268,212 shares issued and outstanding at July 1, 2012 and December 31, 2011, respectively	174	173
Additional paid-in capital	260,556	258,209
Retained earnings	148,765	130,373
Accumulated other comprehensive loss	(11,538)	(4,670)
Total Shareholders’ Equity	397,957	384,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$712,377	$722,523

CIRCOR INTERNATIONAL, INC. SUMMARY OF ORDERS AND BACKLOG (in millions) UNAUDITED

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
ORDERS (1)
Energy	$128.2	$103.2	$263.9	$217.0
Aerospace	28.5	33.4	68.7	66.3
Flow Technologies	70.6	76.8	143.4	151.7
Total orders	$227.3	$213.4	$476.0	$435.0
BACKLOG (2)	July 1, 2012	July 3, 2011
Energy	$197.4	$225.7
Aerospace	150.6	133.1
Flow Technologies	74.3	83.2
Total backlog	$422.3	$442.0

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer order backlog amounts denominated in foreign currencies.

Note 2: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
NET REVENUES
Energy	$99,170	$81,994	$103,300	$110,228	$394,692	$109,264	$113,527	$222,791
Aerospace	32,110	36,029	32,681	36,017	136,837	38,085	35,896	73,981
Flow Technologies	72,090	73,885	73,980	70,865	290,820	66,931	70,439	137,370
Total	203,370	191,908	209,961	217,110	822,349	214,280	219,862	434,142
* ADJUSTED OPERATING MARGIN
Energy	6.4%	5.3%	7.2%	8.4%	7.0%	8.2%	11.1%	9.7%
Aerospace	11.6%	11.2%	5.6%	8.6%	9.3%	10.8%	8.8%	9.8%
Flow Technologies	13.7%	12.4%	13.6%	12.9%	13.1%	11.3%	12.8%	12.1%
Segment operating margin	9.8%	9.1%	9.2%	9.9%	9.5%	9.6%	11.3%	10.5%
Corporate expenses	(3.0)%	(2.7)%	(1.7)%	(3.0)%	(2.6)%	(3.2)%	(2.9)%	(3.0)%
* Adjusted operating margin	6.8%	6.5%	7.5%	6.9%	6.9%	6.4%	8.4%	7.4%
Leslie asbestos and bankruptcy charges (recoveries)	0.5%	(0.1)%	(0.1)%	0.0%	0.1%	0.0%	0.0%	0.0%
Total operating margin	6.3%	6.5%	7.6%	6.9%	6.8%	6.4%	8.4%	7.4%
* ADJUSTED OPERATING INCOME
Energy	6,393	4,373	7,441	9,225	27,432	8,928	12,580	21,508
Aerospace	3,727	4,021	1,846	3,081	12,675	4,124	3,153	7,277
Flow Technologies	9,854	9,133	10,037	9,171	38,195	7,587	9,043	16,630
Segment operating income	19,974	17,527	19,324	21,477	78,302	20,639	24,776	45,415
Corporate expenses	(6,201)	(5,100)	(3,585)	(6,441)	(21,327)	(6,939)	(6,297)	(13,236)
* Adjusted operating income	13,773	12,427	15,739	15,036	56,975	13,700	18,479	32,179
Leslie asbestos and bankruptcy charges (recoveries)	1,001	(124)	(201)	—	676	—	—	—
Total operating income	12,772	12,550	15,940	15,036	56,298	13,700	18,479	32,179

CIRCOR INTERNATIONAL, INC. SUMMARY REPORT BY SEGMENT (in thousands, except earnings per share) UNAUDITED

INTEREST EXPENSE, NET	(773)	(1,232)	(887)	(1,039)	(3,930)	(1,081)	(1,017)	(2,098)
OTHER EXPENSE, NET	(915)	(560)	(354)	(342)	(2,171)	(138)	(184)	(322)
PRETAX INCOME	11,084	10,758	14,699	13,655	50,196	12,481	17,278	29,759
PROVISION FOR INCOME TAXES	(3,178)	(3,261)	(3,752)	(3,370)	(13,562)	(3,896)	(6,142)	(10,038)
EFFECTIVE TAX RATE	28.7%	30.3%	25.5%	24.7%	27.0%	31.2%	35.5%	33.7%
NET INCOME	$7,906	$7,496	$10,947	$10,285	$36,634	$8,585	$11,136	$19,721
Weighted Average Common Shares Outstanding (Diluted)	17,378	17,434	17,423	17,435	17,417	17,390	17,451	17,421
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$1.13
EBIT	$11,857	$11,989	$15,586	$14,694	$54,125	$13,562	$18,295	$31,857
Depreciation	3,575	3,921	3,770	3,820	15,085	4,008	3,825	7,833
Amortization of intangibles	1,418	778	1,097	1,058	4,351	964	923	1,887
EBITDA	$16,850	$16,687	$20,453	$19,572	$73,561	$18,534	$23,043	$41,577
EBITDA AS A PERCENT OF SALES	8.3%	8.7%	9.7%	9.0%	8.9%	8.6%	10.5%	9.6%
CAPITAL EXPENDITURES	$2,693	$4,770	$3,792	$6,647	$17,901	$4,122	$6,661	$10,783

* Adjusted Operating Income & Margin exclude Leslie asbestos and bankruptcy charges.

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

	2011					2012
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR	2ND QTR	TOTAL
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES]	$525	$(77,244)	$(5,214)	$15,199	$(66,734)	$(7,089)	$5,077	$(2,012)
ADD:
Capital Expenditures	2,693	4,770	3,792	6,647	17,902	4,122	6,661	10,783
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,218	$(72,474)	$(1,422)	$21,846	$(48,832)	$(2,967)	$11,738	$8,771
NET DEBT (CASH) [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(22,554)	$56,828	$64,145	$50,169	$50,169	$57,263	$54,376	$54,376
ADD:
Cash & Cash Equivalents	53,491	48,302	39,254	54,855	54,855	41,291	41,414	41,414
Investments	99	107	98	99	99	101	98	98
TOTAL DEBT	$31,036	$105,237	$103,497	$105,123	$105,123	$98,655	$95,888	$95,888
DEBT AS % OF EQUITY	8%	27%	27%	27%	27%	25%	24%	24%
TOTAL DEBT	31,036	105,237	103,497	105,123	105,123	98,655	95,888	95,888
TOTAL SHAREHOLDERS' EQUITY	374,706	385,833	384,296	384,085	384,085	399,018	397,957	397,957
EBIT [NET INCOME LESS INCOME TAXES LESS INTEREST EXPENSE, NET]	$11,857	$11,990	$15,586	$14,694	$54,127	$13,562	$18,295	$31,857
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,931)	(1,081)	(1,017)	(2,098)
Provision for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)	(3,896)	(6,142)	(10,038)
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585	$11,136	$19,721

CIRCOR INTERNATIONAL, INC. RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS (in thousands, except earnings per share) UNAUDITED

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS INCOME TAXES]	$16,850	$16,689	$20,453	$19,572	$73,563	$18,534	$23,043	$41,577
LESS:
Interest expense, net	(773)	(1,232)	(887)	(1,039)	(3,931)	(1,081)	(1,017)	(2,098)
Depreciation	(3,575)	(3,921)	(3,770)	(3,820)	(15,085)	(4,008)	(3,825)	(7,833)
Amortization	(1,418)	(778)	(1,097)	(1,058)	(4,351)	(964)	(923)	(1,887)
Provision for income taxes	(3,178)	(3,261)	(3,752)	(3,370)	(13,561)	(3,896)	(6,142)	(10,038)
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585	$11,136	$19,721
ADJUSTED INCOME [NET INCOME EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$8,557	$7,416	$10,816	$10,285	$37,074	$8,585	$11,136	$19,721
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax	651	(81)	(131)	—	439	—	—	—
NET INCOME	$7,906	$7,497	$10,947	$10,285	$36,635	$8,585	$11,136	$19,721
ADJUSTED EARNINGS PER SHARE [EPS EXCLUDING LESLIE ASBESTOS AND BANKRUPTCY CHARGES, NET OF TAX]	$0.49	$0.43	$0.62	$0.59	$2.13	$0.49	$0.64	$1.13
LESS:
Leslie asbestos and bankruptcy charges (recoveries), net of tax impact on EPS	$0.04	$—	$(0.01)	$—	$0.03	$—	$—	$—
EARNINGS PER COMMON SHARE (Diluted)	$0.45	$0.43	$0.63	$0.59	$2.10	$0.49	$0.64	$1.13